Exhibit 99.1

Contact:	Press:	Or	Investor Relations:
	Tatyana Yemets		Viewpoint Corporation
	Viewpoint Corporation		212-201-0800
	212-201-0821		ir@viewpoint.com
tyemets@viewpoint.com

VIEWPOINT TO ACQUIRE SPRINGBOX
AN AUSTIN-BASED INTERACTIVE MARKETING FIRM
Acquisition Part of the Unicast Internet Marketing Technology Strategy

New York, NY – October 19, 2007– Viewpoint Corporation (NASDAQ: VWPT), a leading Internet marketing technology company, today announced that it has reached an agreement to acquire Springbox, an Austin-based interactive marketing firm with expertise in digital web marketing and creative solutions. Springbox provides web based marketing solutions for numerous global clients including AMD, Callaway, Dell, Disney, Hoovers, Lance Armstrong, and Siemens. Springbox is expected to generate $6.0 million in gross revenue in the calendar year 2007.

“The acquisition of Springbox aligns perfectly with our strategy to enhance our web based product offerings, in order to meet the escalating demand for creative digital and Internet solutions that we see from our clients,” said Patrick Vogt, President and Chief Executive Officer of Viewpoint. “Springbox also provides a robust content management technology that we will leverage across the Unicast ad platform to create a unique, integrated offering that combines digital marketing with our Premium Rich Media (PRM) ad content and delivery capabilities. This combined offering is the next step in the evolution of our business, and will better position us to take advantage of the tremendous market opportunity for integrated online marketing solutions.”

“We are very excited to join forces with Viewpoint, because they truly have complementary Internet marketing technology solutions,” said Adam Moore, co-founder of Springbox. “Our companies share a strong customer-centric focus, and together we will provide a full range of digital marketing services and technologies.”

Total consideration for the transaction is expected to be an initial consideration of approximately $5.5 million in a combination of stock and cash plus an EBITDA-based earnout. The acquisition is expected to close in the fourth quarter of 2007.

In conjunction with this acquisition, Viewpoint has entered into a private placement whereby both new and existing institutional investors have purchased 15,714,285 Viewpoint Corporation common shares at a price of $0.70 per share and warrants to purchase an additional 4,714,285 shares of common stock at an exercise price of

$0.84 per share for aggregate proceeds of $11 million. Merriman Curhan Ford & Co acted as financial advisor to the Company in the transaction.

About Viewpoint

Viewpoint is a leading Internet marketing technology company, offering Internet marketing and online advertising solutions through the powerful combination of its proprietary visualization technology and a full range of campaign management services including TheStudio, Viewpoint's creative services group; Unicast, Viewpoint's online advertising group; and KeySearch, Viewpoint's search engine marketing consulting practice. Viewpoint's technology and services are behind the online presence of some of the world's most esteemed brands, including AOL, GE, Sony, and Toyota. More information on Viewpoint can be found at www.viewpoint.com.

The company has approximately 100 employees principally at its headquarters in New York City, with additional offices in Los Angeles, CA, Austin, TX and London, England.

About Springbox

Founded in 2004, Springbox (springbox.com) is an interactive marketing services agency that provides best-in-class digital marketing strategy and creative. The company generates great results through a combination of smart, big-picture strategy and a clear focus on execution. Springbox helps clients both large and small translate their corporate brand standards into digital assets that build the brand, keep customers happy and drive new business. The founders of Springbox have built interactive teams and programs for many global clients, including AMD, Circuit City, Capital Sports and Entertainment, Dell, Hoovers, Lance Armstrong, MetroPCS, Rackspace, Toshiba, and Siemens. Preeminent partnerships ensure Springbox delivers seamlessly integrated, comprehensive campaigns that cover the broad spectrum of marketing communications. Springbox is headquartered in Austin, Texas.

Forward Looking Statements

This press release contains "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in Viewpoint's filings and reports on file with the Securities and Exchange Commission.

Copyright © 2007 Viewpoint Corporation. All Rights Reserved. Viewpoint, Unicast, TheStudio by Viewpoint and KeySearch are trademarks or registered trademarks of Viewpoint Corporation.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

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